EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 17, 2024, with respect to the consolidated financial statements included in the Annual Report of Odyssey Marine Exploration, Inc. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statements of Odyssey Marine Exploration, Inc. on Forms S-8 (File No. 333-267484 and File No. 333-232629).

/s/ GRANT THORNTON LLP

Tampa, Florida

May 17, 2024